EXHIBIT 5.1 3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452 FLG FLANGAS LAW GROUP Writer's email: kps@fdlawlv.com April 19, 2024 Board of Directors Kartoon Studios, Inc. 190 N. Canon Drive, 4th Floor Beverly Hills, CA 90210 Re: Kartoon Studios, Inc. Registration Statement on Form S-3 (Registration No. 333-276259) Ladies and Gentlemen: We have acted as local Nevada counsel and examined the Registration Statement on Form S-3, File No. 333-276259 (the “Registration Statement”), of Kartoon Studios, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) being sold pursuant to a Securities Purchase Agreement dated as of April 18, 2024 among the Company and the Purchasers named therein (the “Purchase Agreement”), and the related Placement Agent Agreement dated as of April 18, 2024 between the Company and EF Hutton LLC (the “Placement Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares as contemplated by the Transaction Documents and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents and the Registration Statement. For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Purchase Agreement and the Placement Agreement (collectively, the “Transaction Documents”); (iii) the articles of incorporation, as amended and bylaws of the Company, as amended; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon,

04/19/2024 Page 2 such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate. Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing any of the documents we have reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Transaction Documents are its valid and binding obligations, enforceable in accordance with their respective terms; and (vi) after any issuance of Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation. We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations. Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that: 1. The Shares have been duly authorized by the Company and if, when and to the extent any Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement (including payment in full of all consideration required for such Shares), such Shares will be validly issued, fully paid and nonassessable. 2. The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents (including due and proper exercise of the relevant Warrant(s) in accordance with such Warrant(s) and payment in full of all consideration required thereunder for such Warrant Shares), and as described in the Registration Statement, such Warrant Shares will be validly issued, fully paid and nonassessable.

04/19/2024 Page 3 The opinion expressed herein is limited to the corporation laws of the State of Nevada and the federal laws of the United States of America. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions. We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. Very truly yours, FLANGAS LAW GROUP FLANGAS LAW GROUP